EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-205419) on Form S-8 of our reports dated March 30, 2026, relating to the consolidated financial statements of REX American Resources Corporation and its subsidiaries (the Company), and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2026.

/s/ RSM US LLP

Des Moines, Iowa

March 30, 2026

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